Exhibit 5.2

December 28, 2018

Concho Resources Inc.

600 W. Illinois Avenue

Midland, Texas 79701

Re:	Concho Resources Inc.
Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Concho Resources Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (the “Initial Registration Statement”) filed on June 14, 2018, as amended by Post-Effective Amendment No. 1 to the Initial Registration Statement (“Amendment No. 1” and, together with the Initial Registration Statement, the “Registration Statement”), filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of guarantees (the “Guarantees”) of the Company’s unsecured debt securities, which may either be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”) by certain direct and indirect wholly owned subsidiaries of the Company listed as co-registrants thereto (the “Subsidiary Guarantors).

The Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Senior Debt Securities are to be issued under an indenture, dated as of September 18, 2009, between the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association (the “Trust Company”), as trustee (the “Senior Base Indenture”), as amended and supplemented by the (i) Tenth Supplemental Indenture, dated as of December 28, 2016, (ii) Eleventh Supplemental Indenture, dated as of January 25, 2017, (iii) Twelfth Supplemental Indenture, dated as of September 26, 2017, (iv) Thirteenth Supplemental Indenture, dated as of September 26, 2017, (v) Fourteenth Supplemental Indenture, dated as of July 2, 2018, (vi) Fifteenth Supplemental Indenture, dated as of July 2, 2018, and (vii) Sixteenth Supplemental Indenture, dated as of August 14, 2018, among the Company, the guarantors party thereto and the Trust Company. The Subordinated Debt Securities are to be issued under an indenture to be entered into among the Company, the subsidiary guarantors named therein and a financial institution to be named at the time such indenture is executed, as trustee (the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Senior Base Indenture, a form of the Subordinated Base Indenture and such other documents, corporate records, certificates of officers of the Company, the Subsidiary Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including Amendment No. 1 and other post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company or any Subsidiary Guarantor to duly authorize each proposed issuance of Securities and any related documentation (including the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraph 1 below) shall have been duly completed and shall remain in full force and effect;

(v) in the case of Debt Securities and Guarantees, at the Relevant Time, the Senior Base Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and, with respect to the Subordinated Debt Securities, the Subordinated Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; and

(vi) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and each Subsidiary Guarantor and duly executed and delivered by the Company, each Subsidiary Guarantor and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.    With respect to the Guarantees, when:

a.    the terms and conditions of such Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the Base Indentures,

b.    any such supplemental indenture has been duly executed and delivered by the Company, the Subsidiary Guarantors and the trustee (the Base Indentures, together with any such supplemental indenture or any officers’ certificate described in clause (a) above, the “Indentures”), and

c.    such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the Indentures and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, the Guarantees will be legal, valid and binding obligations of the Subsidiary Guarantors obligated thereon, enforceable against such Subsidiary Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.    We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.    The opinions above with respect to the Indentures and the Guarantees are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.    We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party, (iii) any purported fraudulent transfer “savings” clause, (iv) any waiver of the right to jury trial or (v) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

4